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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Amendment No. 1 to the Registration Statement on Form S-3 of The Learning Company, Inc. (the "Company") of our report dated March 2, 1998, relating to the combined financial statements of Mindscape Group which appear in the Company's Current Report on Form 8-K/A, dated March 27, 1998. We also consent to the reference to us under the caption "Experts" in such Prospectus.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

San Jose, California
November 6, 1998